Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

PAULA Financial:

We consent to the incorporation by reference in the registration statements (No. 333-42627, No. 333-45517 and No. 333-65620) on Forms S-8 of PAULA Financial and subsidiaries of our report dated March 7, 2003 relating to the consolidated balance sheets of PAULA Financial and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and all related schedules, which report appears in the December 31, 2002, annual report on Form 10-K of PAULA Financial.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 141, “Business Combinations” and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” which changed the Company’s method of accounting for goodwill and other intangible assets effective January 1, 2002.

/s/ KPMG LLP

Los Angeles, California
March 27, 2003